SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: August 5, 2002

ADAIR INTERNATIONAL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) identification No.)

3000 Richmond, Suite 100
Houston, Texas 77098
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

ITEM 5. CHANGE IN CORPORATE CONTROL

On August 5, 2002, Adair International Oil & Gas, Inc. (the "Company or "AIGI" ) held it's 2001 Annual Shareholders Meeting. At this meeting, the AIGI shareholders, who had previously been properly noticed and informed by opposing proxy statements distributed by the Company's management and the SCORE Group, Inc.* ("SCORE Group"), voted to select a new Board of Directors for the Company's current calendar year. Judge Richard P. Bianchi, a former Texas State District Judge from the Houston area, was appointed the Inspector of Election by the opposing parties. Herein enclosed is a summary of the "Inspector's Report of the Validity of Proxies and the Canvass of Votes on Proposals".

1. I, as duly appointed Inspector of Election, authorized to act at the 2001 Annual Shareholders Meeting of Adair International Oil & Gas, Inc., held at Chase Center Auditorium, 601 Travis, Houston, Texas 77002 at 9:00 am local time, on August 5, 2002, (the "Meeting") do hereby certify that:

2. Having examined the list of the holders of the outstanding shares of the Company's Common Stock, $.00 par value per share (the "Shares"), as of June 17, 2002 (the record date fixed by the Board of Directors for determining shareholders entitled to notice of, and to vote at, the Meeting), certified by the transfer agent of the Company, which list was in our custody at the Meeting, that list shows 142,394,131 Shares to have been issued and outstanding on June 17, 2002, and thus, the total number of Shares eligible to vote at the meeting is 142,394,131.

3. Having examined the Company's Articles of Incorporation and By-Laws, each as amended, and finding that each Share entitles the holder thereof to one vote on each item of business listed in the notice of the Meeting, and that a majority of the outstanding Shares constitutes a quorum for the transaction of business at the Meeting.There were submitted at the meeting proxies and ballots for a aggregate of 84,861,913 Shares (representing 59% of the issued and outstanding Shares on June 17, 2002).

4. Upon examination, these proxies and ballots were found to be in all respects regular; the signers of such proxies and ballots were, at the close of business on June 17, 2002, the record holders of such Shares as shown upon the referenced certified list of holders of Shares or the representatives of such holders; and the proxies listed thereon were entitled to vote at the Meeting upon all matters properly before the Meeting, in accordance with said proxies, the number of Shares held of record by the shareholders by for whom such proxies were executed.

The Shares represented by said proxies and ballots constituted a quorum for the transaction of business at the Meeting. A vote of the shareholders was taken with respect to the Election of Directors which was canvassed and tabulated by the Inspector of Election. The following votes were cast for the Election of Directors:

	For	Withhold
Management
John W. Adair	36,948,202	534,590
Jalal Alghani	36,951,980	530,812
John Eftekhar Ph.D	36,951,780	531,012

SCORE Group
Richard G. Boyce	45,390,465	1,988,656
John A. Brush	45,379,465	1,999,656
Charles R. Close	45,379,465	1,999.656

Upon announcement of the results of the balloting, by the Inspector of Election at approximately 5:00 pm local time, the SCORE Group Nominees were determined to be duly elected by the Company's shareholders to each serve as Directors for a term of one year.

The Inspector of Election has submitted a notarized copy of this report to the duly elected Board of Directors and has signed an Oath stating that "I shall faithfully execute my duties as such Inspector of Election with strict impartiality and according to the best of my ability, and shall faithfully and diligently canvass the votes cast upon the proposal to Elect the Directors and truthfully report the results thereof".

* The SCORE Group, (Shareholders Committed TO Restoring Equity Group, Inc.) is a Texas non-profit corporation that offers its services to all shareholders of U. S. public companies seeking to improve corporate goverance. Mr. Boyce is a founding member of the SCORE Group and was previously associated with Adair International Oil & Gas, Inc. as the former President of Adair Exploration, Inc. and Adair Yemen Exploration Ltd.

EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR INTERNATIONAL OIL & GAS, INC.

By /s/ Richard G. Boyce

Date: August 16, 2002
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Richard G. Boyce
President